                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
IMPATH Inc.

  We consent to the incorporation by reference in the Registration Statement on Form S-3 amending the Registration Statement on Form S-1 (Registration No. 033-98916) of our report included in IMPATH Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwck LLP

New York, New York
April 24, 1997